SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                             ----------------------





                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): February 20, 2003



                         WYMAN PARK BANCORPORATION, INC.
                         -------------------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                       0-23345                  52-2068893
        --------                       -------                  ----------
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
of Incorporation)                    File Number)            Identification No.)

                11 West Ridgely Road, Lutherville, Maryland 21093
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                    (Address of principal executive offices)


                                 (410) 252-6450
                                 --------------
               Registrant's telephone number, including area code


                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)



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Item 5.  Other Events.
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     On February 20, 2003, the Registrant issued a press release announcing that the cash payment to be received by the stockholders of the Registrant in connection with the merger of the Registrant and Wyman Park Federal Savings & Loan Association, a federally-chartered savings and loan association ("Wyman Park") and wholly-owned subsidiary of the Registrant, with and into Bradford Bank, a federally-chartered savings bank, would be reduced from $14.55 per share to $14.50 per share. The reduction in the price per share was required under the terms of the Agreement and Plan of Merger dated July 9, 2002 (the "Agreement")
between  the   Registrant,   Wyman  Park  and  Bradford   Bank  to  reflect  the
higher-than-expected cost of terminating the Registrant's defined benefit pension plan.

     Stockholders of the Registrant approved the Agreement at its annual meeting held on October 16, 2002, including the possibility of a reduction in the price per share due to costs associated with terminating the Registrant's defined benefit pension plan. Accordingly, no further stockholder approval of this change is required.

     Consummation of the merger between Registrant, Wyman Park and Bradford Bank is expected to occur by the end of February 2003 pending the satisfaction of other customary closing conditions.

     A copy of the press release announcing the reduction in the price per share is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

   (a) - (b) Not applicable.

         (c) The following exhibits are filed as part of this report.

                  Exhibit 99.1 Press release dated February 20, 2003.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                      WYMAN PARK BANCORPORATION, INC.


Date:  February 20, 2003              By: /s/ Ernest A. Moretti
                                          --------------------------------------
                                          Ernest A. Moretti
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)


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